UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

SCHEDULE 14A INFORMATION

______________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.        )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

JASPER THERAPEUTICS, INC.
(Name of Registrant as Specified in Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT DATED AUGUST 24, 2026 — SUBJECT TO COMPLETION

JASPER THERAPEUTICS, INC.
2200 Bridge Pkwy Suite #102
Redwood City, CA 94065

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on September 30, 2026

Dear Stockholders of Jasper Therapeutics, Inc.:

We cordially invite you to attend a special meeting of stockholders (the “Special Meeting”) of Jasper Therapeutics, Inc., a Delaware corporation (the “Company” or “Jasper”), which will be held virtually on September 30, 2026 at 10:00 a.m. Pacific Time via live audio webcast on the Internet at https://www.cstproxy.com/jaspertherapeutics/sm2026, for the following purposes, as more fully described in the accompanying proxy statement:

(1)    To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect, in the sole discretion of the Board of Directors of the Company (the “Board”) at any time on or before December 31, 2026, a reverse stock split of the Company’s voting common stock, $0.0001 par value per share (the “Common Stock”), at a ratio to be determined by the Board within a range of 1-for-15 to 1-for-35 (or any number in between), without reducing the authorized number of shares of the Common Stock, and without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”);

(2)    To approve an amendment to the Certificate of Incorporation to increase the total number of authorized shares of Common Stock from 490,000,000 shares to 675,000,000 shares (the “Authorized Share Increase Proposal”); and

(3)    To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal or the Authorized Share Increase Proposal.

In order to provide expanded access to our stockholders, the Board has determined to hold a live audio webcast in lieu of an in-person meeting. You will be able to vote and submit your questions during the meeting at https://www.cstproxy.com/jaspertherapeutics/sm2026. The virtual-only approach also lowers costs and aligns with our broader sustainability goals. Although no physical in-person meeting will be held, we designed the format of the Special Meeting to ensure that our stockholders of record who attend the Special Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting. As always, we encourage you to vote your shares prior to the Special Meeting either by Internet or by proxy card to help make this meeting format as efficient as possible.

The Board has fixed the close of business on August 10, 2026 as the record date for the Special Meeting. Only stockholders of record on August 10, 2026 are entitled to notice of and to vote at the Special Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

On or about September 9, 2026, we will mail to our stockholders of record our proxy statement for the Special Meeting (the “Proxy Statement”) and the accompanying proxy card. The Proxy Statement can be accessed directly at the following Internet address: https://www.cstproxy.com/jaspertherapeutics/sm2026. All you have to do is enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, we urge you to submit your vote via the Internet or mail as soon as possible to ensure that your shares are represented. For additional instructions on voting by the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Special Meeting and to vote your shares at the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder.

If you have any questions or need assistance voting your shares, please contact:

Alliance Advisors, LLC
150 Clove Road, Suite 400
Little Falls, NJ 07424
Shareholders Call Toll-Free: 1-866-206-8305
Email: JSPR@allianceadvisors.com

Jasper Therapeutics, Inc.
2200 Bridge Pkwy Suite #102
Redwood City, CA 94065
Attention: Corporate Secretary
(650) 549-1400
IR@jaspertherapeutics.com

We appreciate your continued support of Jasper.

By order of the Board of Directors,
/s/ Jeet Mahal
Jeet Mahal
President, Chief Executive Officer and Director
Redwood City, CA
August 24, 2026

i

JASPER THERAPEUTICS, INC.

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

This proxy statement (this “Proxy Statement”) and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors (our “Board”) for use at the Special Meeting of Stockholders (the “Special Meeting”) of Jasper Therapeutics, Inc., a Delaware corporation (the “Company”, “Jasper”, “we”, “us” and “our”), and any postponements, adjournments or continuations thereof. The Special Meeting will be held virtually on September 30, 2026, at 10:00 a.m. Pacific Time via live audio webcast. The Proxy Statement and accompanying proxy card are first being mailed on or about September 9, 2026 to all stockholders entitled to vote at the Special Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

•        the approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect, in the sole discretion of the Board of Directors of the Company (the “Board”) at any time on or before December 31, 2026, a reverse stock split of the Company’s voting common stock, $0.0001 par value per share (the “Common Stock”), at a ratio to be determined by the Board within a range of 1-for-15 to 1-for-35 (or any number in between), without reducing the authorized number of shares of the Common Stock, and without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”);

•        the approval of an amendment to the Certificate of Incorporation to increase the total number of authorized shares of Common Stock from 490,000,000 shares to 675,000,000 shares (the “Authorized Share Increase Proposal”); and

•        the approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal or the Authorized Share Increase Proposal (the “Adjournment Proposal”).

Why is the Company seeking approval for the Reverse Stock Split Proposal?

On June 3, 2026, we received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, for the last thirty consecutive business days, the bid price for the Common Stock had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial period of 180 calendar days, or until November 30, 2026, to regain compliance with the minimum bid price requirement. If we do not regain compliance within this initial 180 calendar day period, we may be eligible for an additional 180 calendar day compliance period, subject to satisfaction of certain conditions, or Nasdaq may commence delisting proceedings.

As of the date hereof, we have not regained compliance with the minimum bid price requirement since the closing bid price of the Common Stock has not been at least $1.00 per share for a minimum of ten consecutive business days. To cure the deficiency, we may conduct the reverse stock split of the Common Stock for which we are seeking stockholder approval in this Proxy Statement. On August 21, 2026, the closing price of our Common Stock as reported on the Nasdaq Capital Market was $0.716 per share.

Our Board has approved the reverse stock split as a potential means of increasing the share price of the Common Stock and may choose to implement it if other options are unavailable, undesirable, or insufficient. Our Board believes that maintaining our listing on the Nasdaq Capital Market provides a broader market for the Common Stock and facilitates the use of the Common Stock in financing and other transactions. We expect the reverse stock split, if effected, to facilitate the continuation of such listing. We cannot assure you, however, that the reverse stock split, if effected, will result in an increase in the per share price of the Common Stock, or if it does, how long the increase would be sustained, if at all, or whether the increase will be proportional to the reverse stock split ratio.

If our stockholders approve the Reverse Stock Split Proposal, our Board in its sole discretion will determine whether to effect the reverse stock split. Our Board reserves the right to elect not to effect a reverse stock split, including any or all reverse stock split ratios within the proposed range, if it determines, in its sole discretion, that implementing a reverse stock split is not in the best interest of the Company and its stockholders. For more information, see “Proposal No. 1 — Reverse Stock Split Proposal” contained elsewhere in this Proxy Statement.

Why is the Company seeking approval for the Authorized Share Increase Proposal?

On July 16, 2026, we acquired Kira Pharmaceuticals (“Kira”), a Cayman Islands exempted company, in accordance with the terms of the Agreement and Plan of Merger, dated July 16, 2026 (the “Merger Agreement”), by and among the Company, Kira and Kira Holdco Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”). Under the terms of the Merger Agreement, following the closing of the Merger (the “Closing”), we issued to the shareholders of Kira an aggregate of (i) 5,195,009 shares (the “Merger Shares”) of our Common Stock and (ii) 4,644,977 shares of our non-voting convertible preferred stock, par value $0.0001 per share (the “Preferred Stock”), each share of which is convertible into 61 shares of Common Stock. Concurrently with the execution of the Merger Agreement, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”). Pursuant to the Purchase Agreement, the Company agreed to sell an aggregate of approximately 4.7 million shares of Preferred Stock for an aggregate cash purchase price of approximately $132 million. The Merger Agreement requires us to seek stockholder approval for an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock by an amount sufficient to permit the conversion of all Preferred Stock, including those issued pursuant to the Purchase Agreement.

If our stockholders approve the Authorized Share Increase Proposal, our Board in its sole discretion will determine whether to effect the increase in the authorized shares of our Common Stock. Our Board reserves the right to elect not to effect an increase in the authorized shares, if it determines, in its sole discretion, that implementing an increase in the authorized shares is not in the best interest of the Company and its stockholders, and our Board does not currently intend to effect the increase in the authorized shares of Common Stock if the reverse stock split is effected. For more information, see “Proposal No. 2 — Authorized Share Increase Proposal” contained elsewhere in this Proxy Statement.

How does the board of directors recommend I vote on these proposals?

Our Board recommends a vote:

•        “FOR” the approval of the Reverse Stock Split Proposal;

•        “FOR” the approval of the Authorized Share Increase Proposal; and

•        “FOR” the approval of the Adjournment Proposal.

What if another matter is properly brought before the Special Meeting?

Our Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Who is entitled to vote?

Holders of our Common Stock as of the close of business on August 10, 2026, the record date for the Special Meeting (the “Record Date”), may vote at the Special Meeting. As of the Record Date, there were 33,274,561 shares of our Common Stock outstanding, all of which are shares of voting common stock. Each share of common stock is entitled to one vote on each proposal.

Registered Stockholders.    If shares of our Common Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and this Proxy Statement and the accompanying proxy card was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, vote live at the Special Meeting, or vote by proxy through the Internet. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders.    If shares of our Common Stock are held on your behalf in a brokerage account or by a bank, dealer, custodian or other similar organization acting as nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and this Proxy Statement was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other agent as to how to vote your shares. Beneficial owners are also invited to attend the Special Meeting. However, since a beneficial owner is not the stockholder of record, you should follow your broker’s, bank’s or other agent’s procedures for obtaining a legal proxy to vote your shares of our Common Stock live at the Special Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other agent will provide a voting instruction form for you to use. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank or other agent as “street name stockholders.”

How many votes are needed for approval of each proposal?

•        Proposal No. 1:    The approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the votes cast on this proposal at the Special Meeting, in accordance with Section 242(d)(2) of the DGCL. Stockholder abstentions are not considered votes cast and thus will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

•        Proposal No. 2:    The approval of the Authorized Share Increase Proposal requires the affirmative vote of a majority of the votes cast on this proposal at the Special Meeting, in accordance with Section 242(d)(2) of the DGCL. Stockholder abstentions are not considered votes cast and thus will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

•        Proposal No. 3:    The approval of the Adjournment Proposal requires the affirmative vote of the majority of the shares of our Common Stock present in person or by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote thereon to be approved. Stockholder abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

What are the effects of abstentions, withheld votes and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares or withholds votes as to a particular proposal, or if a broker, bank or other agent holding its customer’s shares of record causes abstentions or withheld votes to be recorded for shares, these shares will be considered present and entitled to vote at the Special Meeting. As a result, abstentions and withheld votes will be counted for purposes of determining the presence or absence of a quorum. Because Proposal No. 1 and Proposal No. 2 each requires the affirmative vote of a majority of the votes cast, abstentions and withheld votes are not votes cast and will have no effect on Proposal No. 1 or Proposal No. 2, but will count as votes against Proposal No. 3.

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker, bank or other agent that holds the shares as to how to vote on matters deemed “non routine.” Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other agent holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other agent can still vote the shares with respect to matters that are considered “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank or other agent or record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker, bank or other agent, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals. Each of Proposals 1, 2 and 3 is considered a “routine” matter, so we do not expect any broker non-votes with respect to these proposals. Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the Special Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote or votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Special Meeting to properly hold a special meeting of stockholders and conduct business under our third amended and restated bylaws (our “Bylaws”) and Delaware law. The presence, in person, by remote communication, if applicable, or by proxy, duly authorized, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. On the Record Date, there were 33,274,561 shares outstanding and entitled to vote. Thus, the holders of at least 16,637,281 shares must be present in person or by remote communication, if applicable, or represented by proxy at the Special Meeting to have a quorum. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Special Meeting online. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the chair of the Special Meeting or a majority in voting power of the stockholders entitled to vote at the Special Meeting, present in person or by remote communication, if applicable, or represented by proxy, may adjourn the Special Meeting to another time or place.

How do I vote?

If you are a stockholder of record, there are three ways to vote:

•        by Internet at https://www.cstproxy.com/jaspertherapeutics/sm2026, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on September 29, 2026 (have your proxy card in hand when you visit the website);

•        by completing and mailing your proxy card (if you received printed proxy materials); or

•        by Internet during the Special Meeting. Instructions on how to attend and vote at the Special Meeting are described at https://www.cstproxy.com/jaspertherapeutics/sm2026

If you plan to attend the Special Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Special Meeting. Even if you have submitted a proxy before the Special Meeting, you may still attend the Special Meeting online and vote online. In such case, your previously submitted proxy will be disregarded.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other agent. You must follow the voting instructions provided by your broker, bank or other agent in order to direct your broker, bank or other agent, as applicable, on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form or on the Internet. However, the availability of Internet voting will depend on the voting process of your broker, bank or other agent. As discussed above, if you are a street name stockholder, you must obtain a legal proxy from your broker, bank or other agent in order to vote your shares in person at the Special Meeting.

Can I change my vote or revoke my proxy?

Yes, if you are a stockholder of record, you can change your vote or revoke your proxy any time before the Special Meeting by:

•        entering a new vote by Internet;

•        completing and returning a later-dated proxy card;

•        notifying our Corporate Secretary, in writing, at Jasper Therapeutics, Inc., 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065; or

•        attending and voting electronically at the Special Meeting (although attendance at the Special Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other agent can provide you with instructions on how to change your vote.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to us unless:

•        required by law;

•        you expressly request disclosure on your proxy; or

•        there is a proxy contest.

Why isn’t the Special Meeting being held in-person?

In order to provide expanded access to our stockholders, our Board has determined to hold a live audio webcast in lieu of an in-person meeting. The virtual-only approach also lowers costs and aligns with our broader sustainability goals. Although no physical in-person meeting will be held, we designed the format of the Special Meeting to ensure that our stockholders of record who attend the Special Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting. You will be able to vote and submit your questions during the meeting at https://www.cstproxy.com/jaspertherapeutics/sm2026.

What do I need to do to attend the Special Meeting online?

We will be hosting the Special Meeting via live audio webcast only. If you are a stockholder as of the Record Date and wish to virtually attend the Special Meeting, you will need the 12-digit control number, which is located on your proxy card. Instructions on how to participate in the Special Meeting are also posted online at https://www.cstproxy.com/jaspertherapeutics/sm2026 The webcast will start at 10:00 a.m., Pacific Time on September 30, 2026. Stockholders may vote and ask questions while attending the Special Meeting online.

Use of cameras and recording devices is prohibited while virtually attending the live audio webcast.

How can I get help if I have trouble checking in or listening to the Special Meeting online?

If you encounter any difficulties accessing the Special Meeting during the check-in or during the Special Meeting, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Jeet Mahal and Herb Cross have been designated as proxy holders by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above.

If any matters not described in this Proxy Statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Special Meeting is adjourned, the proxy holders can vote the shares on the new Special Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How are proxies solicited for the Special Meeting?

The Company has retained Alliance Advisors, LLC (“Alliance Advisors”), a proxy solicitation firm, that may solicit proxies on our Board’s behalf. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

We have engaged Alliance Advisors to solicit proxies from stockholders in connection with the Special Meeting. We will pay Alliance Advisors a base fee of $12,500, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts made with stockholders and work performed.

What does it mean if I receive more than one Proxy Statement or proxy card?

If you receive more than one Proxy Statement or proxy card, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the proxy cards you receive to ensure that all of your shares are voted.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our Common Stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. Each of the Reverse Stock Split Proposal, the Authorized Share Increase Proposal and the Adjournment Proposal is considered a “routine” matter under applicable stock exchange rules. Accordingly, in the absence of timely directions from you, your broker will have discretion to vote your shares on each of the proposals. Your broker will not have discretion to vote on any proposals that are considered “non-routine” matters, absent direction from you.

Where can I find the voting results of the Special Meeting?

We expect to announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at:

Jasper Therapeutics, Inc.
Attention: Investor Relations
2200 Bridge Pkwy Suite #102
Redwood City, CA 94065
IR@JasperTherapeutics.com
(650) 549-1400

We encourage stockholders to contact us by telephone or e-mail instead of physical mail to help ensure timely receipt of any request for proxy materials.

Street name stockholders may contact their broker, bank or other agent to request information about householding.

PROPOSAL NO. 1

REVERSE STOCK SPLIT PROPOSAL

Background

The Board has unanimously approved, subject to stockholder approval, an amendment to the Company’s second amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) that would effect a reverse stock split of all of our Common Stock at a ratio to be determined by the Board within a range of 1-for-15 to 1-for-35 (or any number in between), to be effected in the sole discretion of the Board at any time prior to December 31, 2026, without reducing the authorized number of shares of the Common Stock, and without further approval or authorization of our stockholders (the “Reverse Stock Split”). The Reverse Stock Split Proposal provides that the Board will have sole discretion to elect, at any time on or before December 31, 2026, as it determines to be in our best interest, whether or not to effect the Reverse Stock Split, and, if so, the number of shares of Common Stock, between and including 1-for-15 to 1-for-35, which will be combined into one share of Common Stock. The Board believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for us and our stockholders.

If the Board determines that effecting the Reverse Stock Split is in our best interest, the Reverse Stock Split will become effective upon the filing of an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). The amendment filed thereby will set forth the number of shares to be combined into one share of Common Stock within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

If the Board elects to effect the Reverse Stock Split, following stockholder approval, for a Reverse Stock Split in the range of 1-for-15 to 1-for-35, the number of issued and outstanding shares of Common Stock would be reduced in accordance with a reverse stock split ratio selected by the Board from among those set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The par value of the Common Stock would remain unchanged at $0.0001 per share. The Reverse Stock Split would not change the number of authorized shares of Common Stock. There are currently no specific plans, arrangements, agreements or understandings for the issuance of the additional authorized but unissued and unreserved shares of Common Stock that would be created by the Reverse Stock Split.

The text of the proposed amendment to the Certificate of Incorporation to effect the Reverse Stock Split is included as Appendix A to this Proxy Statement. However, such text is subject to amendment to include such changes as may be required by the office of the Delaware Secretary of State or as the Board deems necessary and advisable to effect the Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders, we will have the authority to file one amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing or the effective time set forth in the amendment. The Board has determined that the amendment is advisable and in the best interests of the Company and its stockholders and has submitted the amendment for consideration by our stockholders at the Special Meeting.

Reasons for the Reverse Stock Split

Although the proposed Reverse Stock Split will not have the effect of increasing the Company’s equity market capitalization, we believe that implementing the Reverse Stock Split could provide benefits to the Company and our existing stockholders in a number of ways, including:

1.      Maintain our listing on the Nasdaq Capital Market.    Our Common Stock is traded on the Nasdaq Capital Market. On June 3, 2026, we received a notice from Nasdaq indicating that, for the last thirty consecutive business days, the bid price for the Common Stock had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial period of 180 calendar days, or until November 30, 2026, to regain compliance with the minimum bid price requirement. If we do not regain compliance within this initial 180 calendar day period, we may be eligible for an additional 180 calendar day compliance period, subject to satisfaction of certain conditions, or Nasdaq may commence delisting proceedings.

As of the date hereof, we have not regained compliance with the minimum bid price requirement since the closing bid price of the Common Stock has not been at least $1.00 per share for a minimum of ten consecutive business days. To cure the deficiency, we may conduct the Reverse Stock Split for which we are seeking stockholder approval in this Proxy Statement. On August 21, 2026, the closing price of the Common Stock as reported on the Nasdaq Capital Market was $0.716 per share.

Our Board has approved the Reverse Stock Split as a potential means of increasing the share price of the Common Stock and may choose to implement it if other options are unavailable, undesirable, or insufficient. Our Board believes that maintaining our listing on the Nasdaq Capital Market provides a broader market for the Common Stock and facilitates the use of the Common Stock in financing and other transactions. We expect the Reverse Stock Split, if effected, to facilitate the continuation of such listing. We cannot assure you, however, that the Reverse Stock Split, if effected, will result in an increase in the per share price of the Common Stock, or if it does, how long the increase would be sustained, if at all, or whether the increase will be proportional to the reverse stock split ratio.

If our stockholders approve the Reverse Stock Split Proposal, our Board in its sole discretion will determine whether to effect the Reverse Stock Split. Our Board reserves the right to elect not to effect a reverse stock split, including any or all reverse stock split ratios within the proposed range, if it determines, in its sole discretion, that implementing a reverse stock split is not in the best interest of the Company and its stockholders.

If our stockholders do not approve the Reverse Stock Split Proposal, the Company may be delisted from Nasdaq due to our failure to maintain a minimum bid price for the Common Stock of $1.00 per share as required by Nasdaq. Reducing the number of our issued and outstanding shares of common stock should, absent other factors, increase the per share market price of the Common Stock, although we cannot provide any assurance that, following the Reverse Stock Split, our minimum bid price would remain over the minimum bid price requirement of Nasdaq.

The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist the Common Stock from the Nasdaq Capital Market. Delisting could adversely affect the liquidity of the Common Stock because alternatives, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc., are generally considered to be less liquid and less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, the Common Stock on an over-the-counter market. Many investors likely would not buy or sell the Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, the Common Stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in the Common Stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of the Common Stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital. The Board believes that the Reverse Stock Split is a potentially effective means for us to maintain compliance with the rules of Nasdaq and to avoid, or at least mitigate, the likely adverse consequences of the Common Stock being delisted from Nasdaq by producing the immediate effect of increasing the bid price of the Common Stock.

2.      Stock Price Volatility.    We understand that a higher stock price may increase the acceptability of the Common Stock to investors who may not find shares of Common Stock attractive at the current market price due to the trading volatility often associated with stocks below certain prices.

3.      Transaction Costs.    Investors also may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

4.      Stock Price Requirements.    We understand that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin.

Board Discretion to Implement or Abandon Reverse Stock Split

If the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting, the actual Reverse Stock Split will be effected, if at all, only upon a subsequent determination by the Board that the Reverse Stock Split is, at such time, in the best interests of the Company and its stockholders. Such determination will be based upon many factors, which are described in the following section. Notwithstanding approval of the Reverse Stock Split by the stockholders, the Board may, in its sole discretion (without further action by our stockholders), abandon the proposed amendment and determine, prior to the effectiveness of any filing with the Delaware Secretary of State, not to effect the Reverse Stock Split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware (the “DGCL”). By voting in favor of the Reverse Stock Split, you are also expressly authorizing the Board to determine not to proceed with, and to abandon, the Reverse Stock Split if it should so decide. If the Board decides not to implement any of the Reverse Stock Split on or before December 31, 2026, further stockholder approval would be required prior to implementing any reverse stock split.

Criteria to be Used for Decision to Effect a Reverse Stock Split

If the stockholders approve the Reverse Stock Split, the Board will be authorized to proceed with the Reverse Stock Split in its sole discretion. In determining whether to proceed with the Reverse Stock Split, the Board expects to consider a number of factors, including market conditions, existing and expected trading prices of the Common Stock, our actual and projected financial performance, the Nasdaq Capital Market listing requirements, our additional funding requirements, overall trends in the stock market, business developments, and the amount of our authorized but unissued Common Stock. The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board believes that stockholder approval of a range of potential reverse stock split ratios is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of reverse stock split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The reverse stock split ratio to be selected by our Board will be no less than 1-for-15 and not more than 1-for-35.

Determination of the Reverse Stock Split Ratio

The selection of the specific reverse stock split ratio will be based on several factors, including, among other things:

•        our ability to maintain the listing of our Common Stock on the Nasdaq Capital Market;

•        the per share price of the Common Stock immediately prior to the Reverse Stock Split;

•        the expected stability of the per share price of the Common Stock following the Reverse Stock Split;

•        the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of the Common Stock;

•        the anticipated impact of the Reverse Stock Split on our ability to raise additional financing;

•        which split ratio would result in the greatest overall reduction in our administrative costs;

•        general economic conditions in our industry; and

•        our market capitalization before and after the Reverse Stock Split.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the reverse stock split ratio.

Principal Effects of the Reverse Stock Split

Effects of the Reverse Stock Split on Issued and Outstanding Shares.    If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of the Common Stock, including any shares held by the Company as treasury shares, by a reverse stock split ratio of 1-for-15 to 1-for-35. Accordingly, each of our stockholders will own fewer shares of the Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of the Common Stock due to the treatment of fractional shares in the Reverse Stock Split. Therefore, voting rights and other rights and preferences of the holders of the Common Stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of the Common Stock will remain $0.0001. The Reverse Stock Split will not constitute a “going private” transaction subject to Rule 13e-3 under the Exchange Act.

As of the Record Date, approximately 33,274,561 shares of the Common Stock were outstanding, no shares of non-voting common stock, par value $0.0001 (the “Non-Voting Common Stock”), were outstanding and 9,555,390 shares of Preferred Stock were outstanding. The Reverse Stock Split will not apply to the Preferred Stock; however, stockholders should be aware that the Preferred Stock is convertible into shares of Common Stock, and the conversion ratio and other terms of the Preferred Stock may be subject to adjustment in connection with the Reverse Stock Split in accordance with the Certificate of Designation governing such Preferred Stock. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-15, the number of issued and outstanding shares of the Common Stock after the Reverse Stock Split would be approximately 2,218,304 shares (other than as a result of the treatment of fractional shares), and if the Reverse Stock Split is effected at a ratio of 1-for-35, the number of issued and outstanding shares of the Common Stock after the Reverse Stock Split would be approximately 950,701 shares (other than as a result of the treatment of fractional shares).

Effects of the Reverse Stock Split on Currently Outstanding Warrants.    As of the Record Date, the Company had the following warrants to purchase shares of Common Stock outstanding:

•        Public Warrants.    Warrants to purchase 499,986 shares of Common Stock (the “Public Warrants”), each of which entitles the holder to purchase one share of Common Stock at an exercise price of $115.00 per share;

•        Common Warrants.    Common stock warrants to purchase 12,345,707 shares of Common Stock (the “Common Warrants”), each of which entitles the holder to purchase one share of Common Stock at an exercise price of $2.92 per share, issued on September 22, 2025 in connection with, and together with, an underwritten public offering of 11,670,707 shares of Common Stock and the Pre-Funded Warrants (the “September 2025 Offering”), and each of which is exercisable commencing on the six-month anniversary of its date of issuance and for a period of four years thereafter; and

•        Pre-Funded Warrants.    Pre-funded warrants to purchase 675,000 shares of Common Stock (the “Pre-Funded Warrants”), each of which entitles the holder to purchase one share of Common Stock at an exercise price of $0.0001 per share, issued in the September 2025 Offering, and each of which is exercisable at any time after its date of issuance and will expire on the date it is exercised in full.

In each case, upon the effectiveness of the Reverse Stock Split, the number of shares of Common Stock issuable upon exercise of each outstanding warrant will be proportionately decreased and the exercise price per share will be proportionately increased, in each case in proportion to the reverse stock split ratio, so that the aggregate exercise price payable upon exercise of each warrant remains substantially the same as immediately prior to the Reverse Stock Split. The Public Warrants will be adjusted pursuant to the Warrant Agreement, dated as of November 19, 2019 (the “Warrant Agreement”), between us and Continental Stock Transfer & Trust Company, as warrant agent, and the Common Warrants and the Pre-Funded Warrants will be adjusted pursuant to their respective terms; provided that in no event may the exercise price of a Common Warrant or a Pre-Funded Warrant be adjusted below the par value of the

Common Stock then in effect. None of the outstanding warrants may be exercised for fractional shares of Common Stock. In the case of the Public Warrants, the number of shares to be issued upon exercise will be adjusted as described in the Warrant Agreement, and in the case of the Common Warrants and the Pre-Funded Warrants, the number of shares to be issued upon exercise will be rounded down to the next whole number and the Company will pay the holder cash for the fair market value of any resulting fractional share.

The Public Warrants are currently registered under Section 12(b) of the Exchange Act and are quoted on the Nasdaq Capital Market under the symbol “JSPRW.” The Common Warrants and the Pre-Funded Warrants are not registered under Section 12(b) of the Exchange Act and are not listed on the Nasdaq Capital Market or any other national securities exchange. The Reverse Stock Split would not affect the registration of our Public Warrants under the Exchange Act or the registration under the Securities Act of the shares of Common Stock issuable upon exercise of the Common Warrants or the Pre-Funded Warrants.

Effects of the Reverse Stock Split on Outstanding Equity Awards and Plans.    If the Reverse Stock Split is effected, the terms of equity awards granted under our 2024 Equity Incentive Plan (the “2024 Plan”), our 2024 Employee Stock Purchase Plan (the “ESPP”) and our Amended and Restated 2022 Inducement Equity Incentive Plan (the “Inducement Plan”, and together with the 2024 Plan and the ESPP, the “Equity Plans”), including the price per share covered by each outstanding award and the number of shares covered by each outstanding award will be proportionally adjusted to maintain their economic value, subject to adjustments for any fractional shares as described herein. In addition, the total number of shares of the Common Stock that may be the subject of future grants under the Equity Plans, as well as any plan limits on the size of such grants will be adjusted and proportionately decreased as a result of the Reverse Stock Split.

Effects of the Reverse Stock Split on Section 409A Compliance.    The adjustment of stock options and other equity awards in connection with the Reverse Stock Split is intended to be effected in a manner that complies with the requirements of Section 409A of the Code and Section 424 of the Code and the Treasury Regulations thereunder. The Company does not intend for the Reverse Stock Split to result in the grant of a new stock right or a modification of an existing stock right within the meaning of Treasury Regulations Section 1.409A-1(b)(5)(v).

Effects of the Reverse Stock Split on Voting Rights.    Proportionate voting rights and other rights of the holders of the Common Stock would not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Common Stock after the Reverse Stock Split (other than as a result of the treatment of fractional shares).

Effects of the Reverse Stock Split on Authorized Share Capital.    If the Authorized Share Increase Proposal is not approved and effected, the total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split and will remain at 502,000,000 shares, consisting of 490,000,000 shares of Common Stock, 2,000,000 shares of Non-Voting Common Stock and 10,000,000 shares of Preferred Stock. If the Authorized Share Increase Proposal is approved and effected, the total number of shares of capital stock that we are authorized to issue will increase to 687,000,000 shares, consisting of 675,000,000 shares of Common Stock, 2,000,000 shares of Non-Voting Common Stock and 10,000,000 shares of Preferred Stock, in each case regardless of whether the Reverse Stock Split is effected. See “Proposal No. 2 — Authorized Share Increase Proposal” and “Relationship Between the Reverse Stock Split Proposal and the Authorized Share Increase Proposal” below for more information.

Effects of the Reverse Stock Split on the Number of Shares of Common Stock Available for Future Issuance.  By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of the Common Stock. If the Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Relationship Between the Reverse Stock Split Proposal and the Authorized Share Increase Proposal.    The Reverse Stock Split Proposal and the Authorized Share Increase Proposal are independent proposals, and stockholder approval of one is not conditioned on stockholder approval of the other. If the Reverse Stock Split Proposal is approved but the Authorized Share Increase Proposal is not, the Reverse Stock Split may be effected without any increase in the number of authorized shares. If the Authorized Share Increase Proposal is approved but the Reverse Stock Split Proposal is not, the increase in authorized shares may be effected without a reverse stock split. The Board does not currently intend to effect the Authorized Shares Amendment if it effects the Reverse Stock Split; however, the Board reserves the right to elect to effect both the Reverse Stock Split and the Authorized Shares Amendment if it determines, in its sole discretion, that doing so is in the best interests of the Company and its stockholders. The Board has determined to submit both proposals together because it believes the combination best serves the Company’s capital needs and meeting the requirements of the Merger Agreement; however, stockholders should evaluate each proposal independently.

Treatment of Fractional Shares in the Reverse Stock Split

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price of the Common Stock on the Nasdaq Capital Market on the last trading day immediately preceding the Effective Time (as defined below). Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

Stockholders should note that the cash payment in lieu of fractional shares is not a voluntary transaction on the part of the stockholder. The receipt of cash in lieu of fractional shares may result in a taxable transaction to stockholders. See “Certain U.S. Federal Income Tax Consequences” below for a discussion of the U.S. federal income tax consequences of the receipt of cash in lieu of fractional shares.

As of the Record Date, there were approximately 36 stockholders of record of the Common Stock. Upon stockholder approval of the Reverse Stock Split Proposal, if the Board elects to implement the Reverse Stock Split, the Company does not expect that cashing out fractional stockholders would significantly reduce the number of stockholders of record. Reducing the number of post-split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

With respect to awards granted under the Equity Plans, the number of shares of the Common Stock issuable thereunder will be rounded down to the nearest whole share of the Common Stock, in order to comply with the requirements of Sections 409A and 424 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

Illustration of Certain Hypothetical Effects of the Reverse Stock Split

The following table contains approximate information relating to the Common Stock, as of August 10, 2026, before and after giving effect to a hypothetical Reverse Stock Split of one-for-fifteen (1-for-15), one-for-twenty-five (1-for-25) and one-for-thirty-five (1-for-35). However, the sample reverse stock split ratios in the table are examples. If stockholder approval of the proposed amendment is received, the Board will have the sole discretion, on or before December 31, 2026, to elect, as it determines to be in the best interests of the Company and its stockholders, whether to effect a reverse stock split and, if so, the number of shares — 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34 or 35 — of the Common Stock — that will be combined into one share of the Common Stock. The table below does not include the 2,000,000 shares of Non-Voting Common Stock (none of which are outstanding) or the 10,000,000 shares of Preferred Stock authorized (of which 9,555,390 shares were outstanding as of August 10, 2026) under the Certificate of Incorporation. The Reverse Stock Split would have no effect on our authorized Non-Voting Common Stock and Preferred Stock. The figures below do not give effect to the treatment of fractional shares.

	Pre-Reverse Stock Split	Post-Reverse Stock Split
		1:15	1:25	1:35
Authorized	490,000,000	490,000,000	490,000,000	490,000,000
Outstanding	33,274,561	2,218,304	1,330,982	950,701
Reserved for future issuance pursuant to the Equity Plans	4,182,355	278,823	167,294	119,495
Reserved for future issuance pursuant to outstanding options and restricted stock units	2,504,272	166,951	100,170	71,550
Reserved for future issuance pursuant to outstanding Public Warrants	499,986	33,332	19,999	14,285
Reserved for future issuance pursuant to outstanding Common Warrants	12,345,707	823,047	493,828	352,734
Reserved for future issuance pursuant to outstanding Pre-Funded Warrants	675,000	45,000	27,000	19,285
Authorized but unissued and unreserved	438,629,600	486,575,308	487,945,185	488,532,277

The Common Stock and the Public Warrants are currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split would not affect the registration of the Common Stock and the Public Warrants under the Exchange Act. After the Reverse Stock Split, the Common Stock would continue to be quoted on the Nasdaq Capital Market under the symbol “JSPR” (although the Nasdaq Capital Market would likely add the letter “D” to the end of the trading symbol for a period of approximately 20 trading days to indicate that the Reverse Stock Split has occurred) and the Public Warrants would continue to be quoted on the Nasdaq Capital Market under the symbol “JSPRW.”

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

If the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of the Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares of Common Stock.

The effect of the Reverse Stock Split upon the market prices for the Common Stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. In particular, there is no assurance that the price per share of the Common Stock after the Reverse Stock Split will be 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34 or 35 times, as applicable, the price per share of the Common Stock immediately prior to the Reverse Stock Split. Furthermore, there can be no assurance that the market price of the Common Stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased share price can be maintained, the Reverse Stock Split may not achieve the other desired results that have been outlined above. In particular, we cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of allowing us to maintain compliance with applicable Nasdaq rules for listing on the Nasdaq Capital Market. Moreover, because some investors may view the Reverse Stock Split negatively, there can be no assurance that approval of the Reverse Stock Split will not adversely impact the market price of the Common Stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

In addition, although we believe the Reverse Stock Split may enhance the desirability of the Common Stock to certain potential investors, we cannot assure you that, if implemented, the Common Stock will be more attractive to institutional and other long-term investors. In addition, the Reverse Stock Split may decrease, or may not increase, the liquidity of the Common Stock since there would be a reduced number of shares outstanding after the Reverse Stock Split.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of the Common Stock does not increase in proportion to the reverse stock split ratio, then the value of the Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of the Common Stock outstanding following the Reverse Stock Split.

Effective Time

If the proposed Reverse Stock Split is approved at the Special Meeting and the Board elects to proceed with the Reverse Stock Split in one of the approved ratios, the Reverse Stock Split would become effective on the date of the filing with the office of the Delaware Secretary of State of, and at the time specified in (the “Effective Time”), the applicable certificate of amendment to the Certificate of Incorporation. Except as explained above with respect to fractional shares, at the Effective Time, all shares of Common Stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of Common Stock in accordance with the reverse stock split ratio determined by the Board following the Special Meeting. If the Board decides not to implement any of the Reverse Stock Split on or before December 31, 2026, further stockholder approval would be required prior to implementing any reverse stock split.

Exchange of Stock Certificates

As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. Continental Stock Transfer & Trust Company, our transfer agent, will act as the exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares of Common Stock will be asked to surrender to the exchange agent certificates representing pre-split shares of Common Stock in exchange for certificates representing post-split shares of Common Stock in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change from its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Stockholders whose shares of Common Stock are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the selected reverse stock split ratio. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-split shares of Common Stock.

Accounting Consequences

The par value per share of the Common Stock would remain unchanged at $0.0001 per share after the Reverse Stock Split. As a result, on the effective date of the reverse stock split, the amount on our balance sheet attributable to the Common Stock would be reduced proportionally, based on the exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the Common Stock is reduced. The per share Common Stock net loss would be increased because there would be fewer shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Potential Anti-Takeover Effect

Even though a potential Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Stock Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board and our stockholders.

No Appraisal Rights

Under the DGCL, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed amendment to the Certificate of Incorporation to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split will not be consummated, if at all, until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations in order to effect the Reverse Stock Split other than the filing of the applicable certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, submission of any required forms by Nasdaq and receipt of a notice of effectiveness from the Financial Industry Regulatory Authority.

Certain U.S. Federal Income Tax Consequences

The following discussion is a general summary of certain U.S. federal income tax consequences of the proposed Reverse Stock Split that may be relevant to U.S. holders and non-U.S. holders (each as defined below) of the Common Stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Common Stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

This discussion is limited to holders that hold the Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation: persons that are not U.S. holders (as defined below); persons subject to the alternative minimum tax; U.S. holders (as defined below) whose functional currency is not the U.S. dollar; persons holding the Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment; banks, insurance companies, and other financial institutions; real estate investment trusts or regulated investment companies; brokers, dealers or traders in securities; corporations that accumulate earnings to avoid U.S. federal income tax; S corporations, partnerships or other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (and investors therein); tax-exempt organizations or governmental organizations; persons deemed to sell the Common Stock under the constructive sale provisions of the Code; persons who hold or receive the Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. HOLDERS OF THE COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Consequences to U.S. Holders

For purposes of this discussion, a “U.S. holder” is a beneficial owner of the Common Stock who is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (b) that has made a valid election under applicable Treasury Regulations to be treated as a United States person. The proposed Reverse Stock Split is expected to be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash received in lieu of fractional shares, no gain or loss will be recognized upon the proposed reverse stock split. Accordingly, the aggregate tax basis of the U.S. holder in the new shares should equal the U.S. holder’s aggregate tax basis in its pre-split shares of the Common Stock (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the post-split shares of Common Stock should include the holding period for the pre-split shares of Common Stock. Holders of shares of the Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

The treatment of a U.S. holder who receives cash in lieu of a fractional share of the Common Stock pursuant to the proposed Reverse Stock Split is unclear. Such U.S. holder may recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis in the pre-split shares of Common Stock that is allocated to such fractional share of the Common Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder has held the pre-split shares of Common Stock for more than one year as of the effective date of the proposed Reverse Stock Split. The deductibility of capital losses is subject to limitations. However, cash received by a U.S. holder in lieu of fractional shares could be treated as a dividend for U.S. federal income tax purposes instead of capital gain. We recommend that U.S. holders of our Common Stock consult their own tax advisors to determine the extent to which their receipts of cash in lieu of fractional shares could be treated as dividends.

Payments of cash made in lieu of a fractional share of the Common Stock may, under certain circumstances, be subject to information reporting and U.S. “backup withholding.” To avoid backup withholding, each holder of our shares of the Common Stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax and any amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Generally, a beneficial owner of our Common Stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) (a “non-U.S. holder”) should not recognize any gain or loss upon the Reverse Stock Split.

The treatment of a non-U.S. holder who receives cash in lieu of a fractional share of the Common Stock pursuant to the proposed Reverse Stock Split is unclear. If such non-U.S. holder were to recognize capital gain or loss such gain or loss should also generally not be subject to U.S. federal income or withholding tax unless (a) such gain or loss is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), (b) the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the Reverse Stock Split and certain other conditions are met, or (c) our Common Stock constitutes a U.S. real property interest by reason of our status as U.S. real property holding corporation (“USRPHC”)

for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the Reverse Stock Split and the non-U.S. holder’s holding period for our Common Stock. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we are not or were not at any time a USRPHC. Gain described in clause (a) above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. A non-U.S. holder described in clause (b) above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain realized with respect to cash received in lieu of a fractional share, which may be offset by certain U.S. source capital losses, even though the non-U.S. holder is not considered a resident of the United States. With respect to clause (c) above, if we are a USRPHC, a Non-U.S. holder may qualify for an exemption if our Common Stock is regularly traded on an established securities market and the non-U.S. holder does not actually or constructively hold more than 5% of such regularly traded Common Stock at any time within the shorter of the five-year period preceding the Reverse Stock Split and the non-U.S. holder’s holding period for our Common Stock. If no exemption is available and we are a USRPHC, a Non-U.S. holder’s cash received in lieu of a fractional share will generally be subject to withholding at a rate of 15% and such Non-U.S. holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally should not apply to such gain. Non-U.S. holders should consult with their tax advisors on the availability of any exemption in the event we are or become a USRPHC. However, cash received by a non-U.S. holder in lieu of fractional shares could be treated as a dividend for U.S. federal income tax purposes (which could be subject to U.S. federal income or withholding tax) instead of capital gain. Non-U.S. holders of our Common Stock should consult their own tax advisors to determine the extent to which their receipts of cash in lieu of fractional shares could be treated as dividends.

In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Under certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in Proposal No. 1 as a result of their ownership of shares of the Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in Proposal No. 1 that are different from or greater than those of any other of our stockholders.

Vote Required

The approval of the amendment to the Certificate of Incorporation to effect, in the sole discretion of our Board, at any time on or before December 31, 2026, a reverse stock split of our Common Stock at a ratio to be determined by the Board within a range of 1-for-15 to 1-for-35 (or any number in between), without reducing the authorized number of shares of the Common Stock, and without further approval or authorization of our stockholders, requires the affirmative vote of a majority of the votes cast on this proposal at the Special Meeting, in accordance with Section 242(d)(2) of the DGCL. Abstentions are not votes cast and will have no effect on this proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT, IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS, AT ANY TIME ON OR BEFORE DECEMBER 31, 2026, A REVERSE STOCK SPLIT OF THE COMMON STOCK AT A RATIO TO BE DETERMINED BY THE BOARD OF DIRECTORS, WITHIN A RANGE OF 1-FOR-15 TO A MAXIMUM OF A 1-FOR-35 (or any number in between), without reducing the authorized number of shares of the Common Stock, and without further approval or authorization of our stockholders.

PROPOSAL NO. 2

AUTHORIZED SHARE INCREASE PROPOSAL

Background

The Board has unanimously approved, subject to stockholder approval, an amendment to the Certificate of Incorporation (the “Authorized Shares Amendment”) to increase the total number of authorized shares of Common Stock from 490,000,000 shares to 675,000,000 shares. The Authorized Shares Amendment will not change the number of authorized shares of Non-Voting Common Stock or Preferred Stock. The additional shares of Common Stock authorized for issuance by the Authorized Shares Amendment would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the Common Stock presently issued and outstanding.

The Certificate of Incorporation currently authorizes the issuance of a total of 502,000,000 shares of capital stock, consisting of 490,000,000 shares of Common Stock, 2,000,000 shares of Non-Voting Common Stock and 10,000,000 shares of Preferred Stock. As of the Record Date, 33,274,561 shares of Common Stock were issued and outstanding, no shares of Non-Voting Common Stock were outstanding and 9,555,390 shares of Preferred Stock were outstanding. In addition, as of the Record Date, 4,182,355 shares of Common Stock were reserved for issuance under the Equity Plans and 13,520,693 shares of Common Stock were reserved for issuance upon exercise of outstanding warrants. Therefore, we currently have a limited number of authorized shares of Common Stock available for future issuance.

The Board has determined that the Authorized Shares Amendment is advisable and in the best interests of the Company and our stockholders and recommends that our stockholders approve the Authorized Shares Amendment. In accordance with the DGCL, we are hereby seeking approval of the Authorized Shares Amendment by our stockholders.

Reasons for the Authorized Shares Amendment

The Board and management believe that the limited number of currently authorized but unissued and unreserved shares of Common Stock is insufficient to cover the conversion of the issued and outstanding shares of Preferred Stock and may restrict our ability to respond to our business needs and opportunities. In addition, we are required by the terms of the Merger Agreement to seek stockholder approval for an increase in the number of authorized shares of Common Stock.

The availability of additional shares of Common Stock for issuance will afford us flexibility by assuring that there will be sufficient authorized but unissued shares of Common Stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding our business or product lines through the acquisition of other businesses or products; and other corporate purposes.

As of the date hereof, we have no current plans, arrangements or understandings regarding the issuance of any additional shares of Common Stock that would be authorized pursuant to this proposal, other than to satisfy the conversion of the Preferred Stock, and there are no negotiations pending with respect to the issuance thereof for any purpose.

Potential Effects of the Authorized Shares Amendment

The proposed increase in the number of authorized shares of Common Stock will not have any immediate effect on the rights of our existing stockholders. However, the Board will have the authority to issue the additional shares of Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or rules of any stock exchange on which our securities may be listed, including the Nasdaq Capital Market. The issuance of additional shares of Common Stock may decrease the relative percentage of equity ownership of our existing stockholders, thereby diluting the voting power of their Common Stock. Our stockholders do not have preemptive rights with respect to our Common Stock. Therefore, should the Board determine to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares in order to maintain their proportionate ownership thereof.

Potential Anti-Takeover Effect

Although the issuance of additional shares of Common Stock could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the Authorized Share Increase Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and our stockholders.

No Appraisal Rights

Under the DGCL, our stockholders are not entitled to appraisal rights with respect to the proposed Authorized Shares Amendment and we will not independently provide our stockholders with any such rights.

Effectiveness of the Authorized Shares Amendment

The text of the proposed amendment to the Certificate of Incorporation to effect the Authorized Shares Amendment is included as Appendix B to this Proxy Statement. If the Authorized Share Increase Proposal is approved by our stockholders, and the Board determines to effect the Authorized Shares Amendment, the Authorized Shares Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which filing is expected to occur promptly after such determination. If the Authorized Share Increase Proposal is not approved, or if the Board elects not to effect the Authorized Shares Amendment as described below, the Certificate of Incorporation would remain unchanged and the number of authorized shares of Common Stock would remain 490,000,000. Other than as described herein, the proposed Authorized Shares Amendment affects no other changes to our Certificate of Incorporation.

In accordance with the DGCL, the Board may elect to abandon the proposed Authorized Shares Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the certificate of amendment with the Delaware Secretary of State, notwithstanding stockholder approval of the proposed Authorized Shares Amendment. The Board does not currently intend to effect the Authorized Shares Amendment if it effects the Reverse Stock Split; however, the Board reserves the right to elect to effect both the Reverse Stock Split and the Authorized Shares Amendment if it determines, in its sole discretion, that doing so is in the best interests of the Company and its stockholders.

Interests of Certain Persons in the Proposal

Our directors and executive officers have no substantial interests, directly or indirectly, in the Authorized Share Increase Proposal, except to the extent of their ownership of shares of our Common Stock and securities convertible or exercisable for Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.

Vote Required

The approval of the amendment to the Certificate of Incorporation to increase the total number of authorized shares of Common Stock from 490,000,000 shares to 675,000,000 shares requires the affirmative vote of a majority of the votes cast on this proposal at the Special Meeting, in accordance with Section 242(d)(2) of the DGCL. Abstentions are not votes cast and will have no effect on this proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 490,000,000 SHARES TO 675,000,000 SHARES.

PROPOSAL NO. 3

ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board believes that, if the number of votes cast in favor of the Reverse Stock Split Proposal or the Authorized Share Increase Proposal is insufficient to approve such proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional affirmative votes to approve the Reverse Stock Split Proposal and the Authorized Share Increase Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal and the Authorized Share Increase Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the votes cast on the Reverse Stock Split Proposal or the Authorized Share Increase Proposal would be cast against such proposal, we could adjourn the Special Meeting without a vote on the Reverse Stock Split Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the applicable proposal.

If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders under Delaware law, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Interests of Certain Persons in the Proposal

We do not believe that our officers or directors have interests in Proposal No. 3 that are different from or greater than those of any other of our stockholders.

Vote Required

The approval of the Adjournment Proposal requires the affirmative vote of the majority of the shares of our Common Stock present in person or by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL OR THE AUTHORIZED SHARE INCREASE PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of August 10, 2026 for:

•        each person or group known to us who beneficially owns more than 5% of our common stock;

•        each of our directors;

•        each of our named executive officers; and

•        all of our directors and executive officers as a group.

Each stockholder’s percentage ownership is based on 33,274,561 shares of our Common Stock outstanding as of August 10, 2026. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 10, 2026 is deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all Common Stock shown as beneficially owned by the stockholder.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Jasper Therapeutics, Inc., 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065. Except as stated in the footnotes below, none of the stockholders or their affiliates, officers, directors and principal equity holders have held any position or office or have had any material relationship with us or our affiliates within the past three years.

Name of Beneficial Owner	Number of Shares	Percent of Class
5% Stockholders:
MCN HOLDCO LLC(1)	2,690,849	8.1%
Velan Capital Management LLC and Affiliates(2)	3,349,547	9.9%

Directors and Named Executive Officers:
Jeet Mahal(3)	160,074	*
Herb Cross(4)	116,874	*
Ronald Martell(5)	74,118	*
Edwin Tucker, M.D.(6)	1,540	*
Svetlana Lucas, Ph.D.(7)	55,937	*
Patrick Crutcher(8)	518,331	1.6%
Tom Wiggans(9)	109,562	*
Judith Shizuru, M.D. Ph.D.(10)	240,021	*
Kurt von Emster(11)	29,621	*
All current directors and executive officers as a group (10 persons)(14)	1,312,999	3.9%

____________

*        Denotes less than one percent.

(1)      Consists of 2,690,849 shares that MCN Holdco LLC (“MCN”) has the right to receive pursuant to the Merger Agreement. At the effective time of the Merger, MCN’s Kira equity securities were automatically canceled and converted into the right to receive such shares. MCN has not yet completed the exchange procedures contemplated by Section 1.8(b) of the Merger Agreement.

(2)     Consists of: (i) 2,381,915 shares directly beneficially owned by Velan Capital Master Fund LP (“Velan Master”), (ii) 41,152 shares directly beneficially owned by Velan Horizon Fund LP (“Velan Horizon”), (iii) 245,328 shares directly beneficially owned by Avego Healthcare Capital, L.P. (“Avego Fund”), and (iv) an aggregate of up to 681,152 shares issuable upon exercise of common warrants held by Velan Master and Velan Horizon that are exercisable within 60 days of August 10, 2026 (“Common Warrants”). Excludes an aggregate of 553,415 shares of common stock issuable upon exercise of the Common Warrants that are otherwise exercisable within 60 days of August 10, 2026 but are subject to a 9.99% beneficial ownership blocker provision. Velan Capital Holdings LLC (“Velan GP”), as the general partner of

Velan Master, may be deemed to beneficially own the 3,021,915 shares and Common Warrants owned by Velan Master. Velan Horizon GP LLC (“Velan Horizon GP”), as the general partner of Velan Horizon, may be deemed to beneficially own the 82,304 shares and Common Warrants owned by Velan Horizon. Avego Healthcare Capital Holdings, LLC (“Avego GP”), as the general partner of Avego Fund, may be deemed to beneficially own the 245,328 shares beneficially owned by Avego Fund. Avego Management, LLC (“Avego Management”), as the co-investment manager of Avego Fund, may be deemed to beneficially own the 245,328 shares beneficially owned by Avego Fund. Velan Capital Investment Management LP (“Velan Capital”), as the investment manager of each of Velan Master and Velan Horizon and co-investment manager of Avego Fund, may be deemed to beneficially own the 3,349,547 shares and Common Warrants beneficially owned in the aggregate by Velan Master, Velan Horizon and Avego Fund. Velan Capital Management LLC (“Velan IM GP”), as the general partner of Velan Capital, may be deemed to beneficially own the 3,349,547 shares and Common Warrants beneficially owned in the aggregate by Velan Master, Velan Horizon and Avego Fund. Adam Morgan, as the Chief Investment Officer of Velan Capital and a Managing Member of each of Velan GP, Velan Horizon GP and Velan IM GP, may be deemed to beneficially own the 3,349,547 shares and Common Warrants beneficially owned in the aggregate by Velan Master, Velan Horizon and Avego Fund. Balaji Venkataraman, as the Managing Member of each of Avego GP and Avego Management and a Managing Member of each of Velan GP, Velan Horizon GP and Velan IM GP, may be deemed to beneficially own the 3,349,547 shares and Common Warrants beneficially owned in the aggregate by Velan Master, Velan Horizon and Avego Fund. Each of Velan Master, Velan Horizon, Avego Fund, Velan GP, Velan Horizon GP, Avego GP, Avego Management, Velan Capital, Velan IM GP, Mr. Morgan, Mr. Venkataraman and Mr. Kapoor disclaims beneficial ownership of the securities reported herein that he or it does not directly own. The address of the principal office of Velan Master is 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands, and the address for each of the other entities and individuals is 100 North Main Street, Suite 301, Alpharetta, Georgia 30009. Information in this footnote is based solely on a Schedule 13D/A jointly filed by Velan Master, Velan Horizon, Avego Fund, Velan GP, Velan Horizon GP, Avego GP, Avego Management, Velan Capital, Velan IM GP, Mr. Morgan, Mr. Venkataraman and Mr. Kapoor on July 20, 2026.

(3)      Consists of (i) 25,009 shares held directly, and (ii) 135,065 shares issuable upon exercise of options exercisable within 60 days of August 10, 2026.

(4)      Consists of 116,874 shares issuable upon exercise of options exercisable within 60 days of August 10, 2026.

(5)      Mr. Martell’s employment with us terminated effective January 5, 2026. Consists solely of 74,118 shares held directly.

(6)      Dr. Tucker’s employment with us terminated effective August 1, 2025. Consists solely of 1,540 shares held directly.

(7)      Consists of (i) 20,000 shares held directly, and (ii) 15,937 shares issuable upon exercise of options exercisable within 60 days of August 10, 2026.

(8)      Consists of (i) 518,331 shares held directly.

(9)      Consists of (i) 46,000 shares held directly, and (ii) 22,562 shares issuable upon exercise of options exercisable within 60 days of August 10, 2026.

(10)    Consists of (i) 156,901 shares held directly, and (ii) 42,120 shares issuable upon exercise of options exercisable within 60 days of August 10, 2026.

(11)    Consists of (i) 2,117 shares held directly, and (ii) 27,504 shares issuable upon exercise of options exercisable within 60 days of August 10, 2026.

(12)    Comprised of shares included under “Directors and Named Executive Officers” other than Mr. Martell and Dr. Tucker as neither is currently an executive officer.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement or other Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers, banks or other agents with account holders who are our stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement, please notify your broker, bank or other agent, notify our Corporate Secretary at (650) 549-1400 or send a written request to: Corporate Secretary at Jasper Therapeutics, Inc., 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065. Stockholders who currently receive multiple copies of the Proxy Statement at their addresses and would like to request “householding” of their communications should contact their broker, bank or other agent.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed reports, proxy statements and other information with the SEC. The SEC maintains a website that contains the reports, proxy statements and other information we file electronically with the SEC. The address of the SEC website is http://www.sec.gov.

You may request, and we will provide at no cost, a copy of these filings, including any exhibits to such filings, by writing or telephoning us at the following address: Corporate Secretary at Jasper Therapeutics, Inc., 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065. You may also access these filings at our web site under the investor relations link at https://ir.jaspertherapeutics.com.

OTHER MATTERS

Our Board does not know of any other matters to be presented at the Special Meeting. If any additional matters are properly presented at the Special Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Redwood City, CA
August 24, 2026

Appendix A — REVERSE STOCK SPLIT

FORM OF
CERTIFICATE OF AMENDMENT
TO THE
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
JASPER THERAPEUTICS, INC.

Jasper Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A.          The name of the Corporation is Jasper Therapeutics, Inc. The Corporation was originally incorporated under the name “Amplitude Healthcare Acquisition Corporation”, and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is August 13, 2019.

B.          The date of filing of the first amendment to the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware is June 8, 2023 and the date of filing of the second amendment to the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware is January 4, 2024.

C.          This Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, and has been duly approved by the stockholders of the Corporation.

D.          Article IV of the Second Amended and Restated Certificate of Incorporation is hereby further amended to add the following as paragraph G:

“G.        On [•] at [•] [a.m./p.m.] Eastern Time (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware and this amendment to the Corporation’s Second Amended and Restated Certificate of Incorporation, each [•]* shares of Voting Common Stock issued and outstanding (including shares held by the Corporation as treasury stock) immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of Voting Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and instead, stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price of the Voting Common Stock as reported on the Nasdaq Capital Market on the trading day immediately preceding the effective date of the Reverse Stock Split. Each certificate that, immediately prior to the Effective Time, represented shares of Voting Common Stock that were issued and outstanding immediately prior to the Effective Time (“Old Certificates”), shall, from and after the Effective Time, represent that whole number of shares of Voting Common Stock into which the shares of Voting Common Stock represented by the Old Certificates shall have been combined, subject to the treatment of fractional shares as described above.”

____________

*        This amendment approves the combination of any whole number of shares of Common Stock between and including fifteen (15) and thirty-five (35) range into one (1) share of Common Stock. By approving this amendment, the stockholders would approve each of the twenty-one amendments proposed.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be signed by Herb Cross, a duly authorized officer of the Corporation, on [•], 2026.

Herb Cross
Chief Financial Officer

A-2

Appendix B — AUTHORIZED SHARE INCREASE

FORM OF
CERTIFICATE OF AMENDMENT
TO THE
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
JASPER THERAPEUTICS, INC.

Jasper Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A.          The name of the Corporation is Jasper Therapeutics, Inc. The Corporation was originally incorporated under the name “Amplitude Healthcare Acquisition Corporation”, and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is August 13, 2019.

B.          The date of filing of the first amendment to the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware is June 8, 2023 and the date of filing of the second amendment to the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware is January 4, 2024.

C.          This Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, and has been duly approved by the stockholders of the Corporation.

D.          Article IV, Section A of the Second Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“A.         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 687,000,000, consisting of (i) 675,000,000 shares of Voting Common Stock, par value $0.0001 per share (the “Voting Common Stock”), (ii) 2,000,000 shares of Non-Voting Common Stock, par value $0.0001 per share (the “Non-Voting Common Stock” and, together with the Voting Common Stock, the “Common Stock”), and (iii) 10,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).”

B-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be signed by Herb Cross, a duly authorized officer of the Corporation, on [•], 2026.

Herb Cross
Chief Financial Officer

B-2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail 2026 Jasper Therapeutics, Inc. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on September 29, 2026. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: https://www.cstproxy.com/ jaspertherapeutics/sm2026 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PROXY FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. 1. Approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect, in the sole discretion of the Company’s Board of Directors of the Company at any time on or before December 31, 2026, a reverse stock split of the Company’s voting common stock, $0.0001 par value per share, at a ratio to be determined by the Board within a range of 1-for-15 to 1-for-35 (or any number in between), without 3. Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal or the Authorized Share Increase Proposal. FOR AGAINST ABSTAIN reducing the authorized number of shares of the Common Stock, and without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”) FOR AGAINST ABSTAIN Note: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. 2. Approval of an amendment to the Certificate of Incorporation to increase the total number of authorized shares of Common Stock from 490,000,000 shares to 675,000,000 shares (the “Authorized Share Increase Proposal”) FOR AGAINST ABSTAIN CONTROL NUMBER Signature Signature, if held jointly Date 2026. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

PROXY FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS JASPER THERAPEUTICS, INC. The undersigned appoints Jeet Mahal and Herb Cross, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of voting common stock of Jasper Therapeutics, Inc. held of record by the undersigned at the close of business on August 10, 2026 at the Special Meeting of Stockholders of Jasper Therapeutics, Inc. to be held virtually at https://www.cstproxy.com/jaspertherapeutics/sm2026 on Wednesday, September 30, 2026 at 10:00 a.m. Pacific Time, or at any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, INCLUDING ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. (Continued and to be marked, dated and signed on reverse side)